U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2008

Columbus Geographic Systems (GIS) Ltd.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000- 1419931	87-0772357
(Commission File No.)	(IRS Employer Identification No.)

Columbus Geographic Systems (GIS) Ltd.
POB 47
Timorim 79860
Israel
353 91 754487
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

The Registrant has been approved to be part of the HP Developer & Solution Partner Program (DSPP).

The DSPP is designed for Independent Software Vendors (ISVs), System Integrators (SIs), developers, and consultants. DSPP provides a robust portfolio of easily accessible, high quality services and resources to support us in all stages of our solution lifecycle—planning, development, marketing, selling and ongoing customer support. The program is a valuable conduit to help us work collaboratively with HP, its resellers and like-minded solution providers to more effectively address customer needs.

The DSPP program is designed for easy access to the latest information and topics that are relevant to us. It includes equipment programs, tools to showcase our solution, and technical information to ensure our solution is optimized on HP platforms.

More information regarding the DSPP program can be found on the HP website.

We were approved access by HP to their DSPP program as detailed below:

☐	Equipment Programm
o
Discounted equipment for demonstrations and development purpose: In order to review our latest equipment offerings and request a quote please click on the following link www.hp.com/dspp  and choose  "Partner resources" and thereafter "Equipment offering". The equipment module enables you to easily navigate through the product families and displays all Equipment Program related information. After selecting a product and the related offering type you can request a quote online, you will then be contacted by a member of the DSPP team who will deal with your request.

o	Long term loaner for important porting projects
o	Short term loaner for customer projects and technology verification

☐	Development and techical support
o
Software Development Kits and Software-Download: Sign-in the DSPP portal and use the "I want to" box in the home page and select "software download". There you will also find all information about Transition Kit or Software and Developer Kit.

o	Technical SW development support
o	Application porting assessments
o	Remote and on-site access to systems for porting, testing, optimising and debugging your applications
o	Technische white papers and porting guides

☐	Marketing and sales support
o	Discuss prospective customer sales opportunities
o
Online porduct catalogue and success stories: In order to complete your DSPP company page with your product information and have a description of them appear in the Partner Product Catalogue, simply go to the DSPP portal www.hp.com/dspp and click at the top of the page on "edit your profile" and than "add/update partner entries".

o	Participation in co-marketing opportunities (go-to-market planning), including collateral, lead generation campagns, etc.
o	Use of the logo „HP Business Partner“: The logo can be downloaded from the DSPP under the Partner Resources / Logos & Product Images.
o	Advertising and press releases
o	Regular programm communications and newsletters

Some of the key resources HP offers include:

Sales and Marketing - resources and services that will help:

•	Raise awareness of our solution including showcasing opportunities
•	Generate demand including marketing plans, programs, campaigns and promotions
•	Support our sales efforts by helping us connect with the right resources and communities and to help us propose and mature a deal
•	Develop our skills including marketing planning and industry and competitive intelligence
Technical - resources that will help:
•	Design and Plan our skills and product roadmap
•	Develop and optimize our products on HP platforms
•	Support us in the field - from design to implementation
Collaboration - provide the environment to:
•	Participate in special interest groups and other collaborative activities
•	Exchange information via forums, blogs, mailing lists and newsletters

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On April 2, 2008, the Registrant issued a Press release that they have been approved as part of the HP Developer & Solution Partner Program to use the HP logo for joint marketing activities. This follows the company's earlier announcement that CGSE was selected and approved by the Hewlett-Packard Company (HP) as a partner. This partnership is under the HP Developer & Solution Partner Program.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
Exhibit 99.1 Confirmation letter from HP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2008

Columbus Geographic Systems (GIS) Ltd.

By: Tzvika Friedman
Tzvika Friedman, President